INDEPENDENT AUDITOR'S CONSENT


We consent to the use in the Registration Statement of KLS Enviro Resources, Inc. on Form SB-2/A, Amendment No. 2, of our report dated December 31, 1996 appearing in the Prospectus which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Weaver and Tidwell, L.L.P.

WEAVER AND TIDWELL, L.L.P.

Fort Worth, Texas
May 22, 1997